EX-e.2


FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE                                        JACKSON NATIONAL LIFE INSURANCE
PREMIUM ALLOCATION/BENEFIT SELECTION                                                     COMPANY OF NEW YORK(SM) [GRAPHIC OMITTED]
                                                                   Home Office: 2900 Westchester Ave., Ste. 305
MUST ACCOMPANY THE APPLICATION.                                                              Purchase, NY 10577
COMPLETE FOR ALL VUL INSURANCE POLICIES.                                                                          WWW.JNLNY.COM



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POLICY OWNER    Proposed Insured's Name (first, middle initial, last)      Date of Birth (mm/dd/yyyy)      SSN (include dashes)
AND             _______________________________________________________________________________________________________________
PROPOSED        Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)
INSURED         __________________________________________________________________________________
                Date of Birth (mm/dd/yyyy)      SSN/TIN (include dashes)
                ________________________________________________________

                Joint Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)
                _______________________________________________________________________________________
                Date of Birth (mm/dd/yyyy)      SSN/TIN (include dashes)

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PREMIUM ALLOCATION

Please select from the available allocation options by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected allocation options unless JNL/NY(SM) is otherwise instructed. USE WHOLE PERCENTAGES ONLY.

SOURCE OF MONTHLY DEDUCTIONS

You may indicate the percentages of the monthly deductions to be withdrawn from the portfolios listed below by entering whole percentages (MUST TOTAL 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all portfolios in proportion to their value on the Monthly Anniversary.

                                                                SOURCE OF
PREMIUM                            PORTFOLIOS                    MONTHLY
ALLOCATION                                                      DEDUCTIONS
                                     JNL/AIM
__________                      Large Cap Growth                __________
__________                      Small Cap Growth                __________

                                   JNL/EAGLE
__________                        Core Equity                   __________
__________                      SmallCap Equity                 __________

                                    JNL/FMR
__________                         Balanced                     __________
__________                       Capital Growth                 __________

                                   JNL/LAZARD
__________                       Mid Cap Value                  __________
__________                       Small Cap Value                __________

                          JNL/MELLON CAPITAL MANAGEMENT
__________                      S&P 500(R) Index                __________
__________                   S&P(R) 400 MidCap Index            __________
__________                       Small Cap Index                __________
__________                         Bond Index                   __________
__________                     International Index              __________
__________                            JNL 5                     __________
__________                             VIP                      __________
__________                    Communications Sector             __________
__________                   Consumer Brands Sector             __________
__________                        Energy Sector                 __________
__________                      Financial Sector                __________
__________              Pharmaceutical/Healthcare Sector        __________
__________                      Technology Sector               __________
__________                Enhanced S&P 500 Stock Index          __________

                                 JNL/OPPENHEIMER
__________                        Global Growth                 __________
__________                           Growth                     __________



                                                                SOURCE OF
PREMIUM                            PORTFOLIOS                    MONTHLY
ALLOCATION                                                      DEDUCTIONS
                                   JNL/PUTNAM
__________                           Equity                     __________
__________                    International Equity              __________
__________                        Midcap Growth                 __________
__________                        Value Equity                  __________

                              JNL/SALOMON BROTHERS
__________                       High Yield Bond                __________
__________                       Strategic Bond                 __________
__________               U.S. Government & Quality Bond         __________

                                   JNL/SELECT
__________                          Balanced                    __________
__________                        Global Growth                 __________
__________                      Large Cap Growth                __________
__________                        Money Market                  __________
__________                            Value                     __________

                                JNL/T. ROWE PRICE
__________                     Established Growth               __________
__________                       Mid-Cap Growth                 __________
__________                            Value                     __________

                                      OTHER
__________                      JNL/Alger Growth                __________
__________                 JNL/Alliance Capital Growth          __________
__________              JNL/JPMorgan International Value        __________
__________                 JNL/PIMCO Total Return Bond          __________

__________                        FIXED ACCOUNT                 __________


__________                           TOTALS                     __________
                               (MUST EQUAL 100%.)
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REBALANCING

If you wish to establish rebalancing for your asset allocations indicate the start date and frequency of rebalancing below.

START DATE for Rebalancing/1/ (mm/dd/yyyy):_________________________

FREQUENCY of Rebalancing:  __ Monthly  __ Quarterly  __ Semiannually __ Annually

/1/ Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly Anniversary one period (as selected) from the date JNL/NY receives this form at its Service Center in Good Order.
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DEATH BENEFIT QUALIFICATION TEST

If purchasing an Ultimate Investor or Jackson National Life of New York Advisor VUL policy, select one of the following death benefit qualification tests (ONCE SELECTED, THIS CHOICE MAY NOT BE CHANGED.):

        __ Guideline Premium and Cash Value Corridor Test
        __ Cash Value Accumulation Test

                   CASH VALUE ACCUMULATION TEST NOT AVAILABLE
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BENEFITS AND RIDERS

WAIVER OPTIONS (SELECT ONLY ONE)
   __ Waiver of Specified Premium/1/
      Amount to be waived annually: $__________
   __ Waiver of Monthly Deductions

/1/ Waiver of specified premium may not be sufficient to keep this policy in force during the period of disability.

PERSPECTIVE INVESTOR(SM) BENEFITS/RIDERS
   __ Optional Additional Death Benefit Coverage:
      Initial Target Death Benefit:
      $__________
   __ Guaranteed Minimum Death Benefit
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DEATH BENEFIT OPTIONS

Select only one:

   __ Death Benefit Option A
   __ Death Benefit Option B/1/
   __ Death Benefit Option C/1//2/

/1/ Not available in combination with the Perspective Investor Guaranteed Minimum Death Benefit Rider.

/2/ The Guaranteed Death Benefit Rider on Ultimate Investor and Jackson National Life of New York Advisor VUL is not included if this option is selected.
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TRANSFER INSTRUCTIONS

COMPLETE THIS SECTION IF YOU ARE TRANSFERRING ASSETS FROM ANOTHER POLICY OR CONTRACT. THE APPROXIMATE AMOUNT OF TRANSFER IS THE NET AMOUNT TO BE SENT TO JNL/NY.

APPROXIMATE AMOUNT OF TRANSFER: $__________

TRANSFER TYPE (ONLY NON-QUALIFIED FUNDS CAN BE ACCEPTED)

       __ NON-1035 EXCHANGE FUNDS
       __ LIFE INSURANCE POLICY, 1035 EXCHANGE
           __ This Policy is a Modified Endowment Contract (MEC).
           __ An existing loan with approximate value of $_____________ is being transferred. (This amount will be allocated to the loan account as collateral for the loan.)
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ELECTRONIC RECEIPT OF STATEMENTS/CORRESPONDENCE

I __ CONSENT __ DO NOT CONSENT to electronic delivery of annual and semi-annual reports, quarterly and immediate confirmation statements, prospectuses and prospectus supplements, and related correspondence (except ____________________) from Jackson National Life of New York, when available.

There is no charge for electronic delivery. Please make certain you have given us a current e-mail address. Also let us know if that e-mail address changes as we will need to notify you of a document's availability through e-mail. To view an electronic document, you will need Internet access. You may request paper copies, whether or not you also decide to revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate JNL/NY Service Center to update your e-mail address, revoke your consent to electronic delivery, or request paper copies.

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SUITABILITY

TO BE COMPLETED BY THE POLICY OWNER.

1.   Do you believe  that the Policy  applied for will meet your  insurance  and financial objectives?......................................... __ Yes __ No

2.   DO YOU  UNDERSTAND  THAT THE DEATH BENEFIT  (AMOUNT AND  DURATION),  POLICY
     VALUE,  AND  SURRENDER  VALUE MAY  INCREASE  OR DECREASE  DEPENDING  ON THE
     EXPERIENCE OF THE FIXED ACCOUNT AND PORTFOLIOS?............... __ Yes __ No

3.   Do you understand that upon issue of the policy the initial premium will be allocated to a Fixed Account  until the  Allocation  Date?.... __ Yes __ No

4. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?.............................. __ Yes __ No

5. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the Portfolio(s) or actual interest credited to the Fixed Account?................................ __ Yes __ No

6.   Did you receive a copy of the prospectus?..................... __ Yes __ No


              Date of the prospectus (mm/dd/yyyy):________________

  THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE PORTFOLIO(S) ARE NOT GUARANTEED
    AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE
                                  PORTFOLIO(S).

   ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH
                  SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

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PREMIUM RECEIVED IN EXCESS OF IRC PREMIUM LIMITATIONS

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life of New York to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums received within 15 days prior to a Policy Anniversary will be considered Premium for the next Policy Year for any applicable Sales Charges.

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SIGNATURES     Policy Owner's Signature                             Date Signed (mm/dd/yyyy)
               ______________________________________________________________________________
               Joint Policy Owner's Signature (if applicable)       Date Signed (mm/dd/yyyy)
               ______________________________________________________________________________
               Producer/Representative's Signature                  Date Signed (mm/dd/yyyy)
               ______________________________________________________________________________
               Broker/Dealer Name       Broker/Dealer Rep. No.      JNL/NY Producer/Rep. No.

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         Not FDIC/NCUA insured * Not Bank/CU guaranteed * May lose value
                Not a deposit * Not insured by any federal agency

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